Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Aaron Ui, the Chief Executive Officer of Mar Ked Mineral Exploration, Inc., and Ian Foreman, the Chief Financial Officer of Mar Ked Mineral Exploration, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-QSB of Mar Ked Mineral Exploration, Inc. for the quarterly period ended August 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Mar Ked Mineral Exploration, Inc.

Date:  October 15, 2007
"Aaron Ui"
Aaron Ui President, Chief Executive Officer, Principal Executive Officer and a director
"Ian Foreman"
Ian Foreman Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Mar Ked Mineral Exploration, Inc. and will be retained by Mar Ked Mineral Exploration, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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